
                                  3/31/2002        12/31/2001       12-31-2000     12-31-1999      12-31-1998      12-31-1997
                                --------------------------------------------------------------------------------------------

Pre-tax income from continuing   (36,750,270)     (113,481,687)   (39,123,673)    (16,225,127)    (12,183,659)    (3,860,354)

Earnings                         (22,661,475)      (82,971,769)   (27,685,635)    (13,688,533)    (10,692,799)    (3,559,668)

Fixed charges:
 Interest                         14,209,157        32,893,127     11,086,662       1,545,027       1,249,442        770,026
 Amortization of loan
        acquisition costs          619,245         1,119,670        707,204           4,712           4,712         22,749
 Interest element of rental
        expense                    1,088,363         2,792,130      1,008,395         897,658         591,327         36,666

                             -------------------------------------------------------------------------------------------------
Total Fixed charges               15,916,765        36,804,927     12,802,261       2,447,397       1,845,481        829,441
                             -------------------------------------------------------------------------------------------------

                              -------------------------------------------------------------------------------------------------
Deficiency of earnings to
        fixed charges            (38,578,240)     (119,776,696)   (40,487,896)    (16,135,930)    (12,538,281)    (4,389,109)
                              =================================================================================================
